Exhibit 24.1

POWERS OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Kenneth A. Wilman, Jr. and Kevin D. Miller as the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for them and in their name, place and stead, in any and all capacities to sign any or all amendments to the Form MHC-1, Notice of Mutual Holding Company Reorganization, and Form MHC-2, Application for Approval of a Minority Stock Issuance by a Savings Association Subsidiary of a Mutual Holding Company, (collectively, the “Applications”) by Profile Bank, FSB or Profile Bancorp, Inc., and the Registration Statement on Form SB-2 by Profile Bancorp, Inc. and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Office of Thrift Supervision (the “OTS”) or the U.S. Securities and Exchange Commission, respectively, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of Part 563b of the OTS Rules and Regulations and the Securities Act of 1933, as amended, and any rules and regulations promulgated thereunder, the foregoing Powers of Attorney prepared in conjunction with the Applications and the Registration Statement on Form SB-2 have been duly signed by the following persons in the capacities and on the dates indicated.

Name	Date

/s/ Kenneth A. Wilman, Jr.	September 14, 2007
Kenneth A. Wilman, Jr.
President, Chief Executive Officer and Director
(principal executive officer)
Profile Bancorp, Inc.
Profile Bank, FSB

/s/ Kevin D. Miller	September 14, 2007
Kevin D. Miller
Executive Vice President and Chief Financial Officer
(principal accounting and principal financial officer)
Profile Bancorp, Inc.
Profile Bank, FSB

/s/ Scott A. Brock	September 14, 2007
Scott A. Brock
Director
Profile Bancorp, Inc.
Profile Bank, FSB

/s/ John R. Dulude	September 14, 2007
John R. Dulude
Director
Profile Bancorp, Inc.
Profile Bank, FSB

/s/ George J. Lazarus	September 14, 2007
George J. Lazarus
Director
Profile Bancorp, Inc.
Profile Bank, FSB

/s/ William R. Lowe, III	September 14, 2007
William R. Lowe III
Director
Profile Bancorp, Inc.
Profile Bank, FSB

/s/ Robert B. McCarthy	September 14, 2007
Robert B. McCarthy
Director
Profile Bancorp, Inc.
Profile Bank, FSB

/s/ Leon B. Meader, Jr.	September 14, 2007
Leon B. Meader, Jr.
Director
Profile Bancorp, Inc.
Profile Bank, FSB

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